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                                 EXHIBIT 10.3
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         LETTER ACKNOWLEDGING NEW FINANCIAL COVENANTS TO THE AMENDED
      AND RESTATED LOAN AND SECURITY AGREEMENTS, DATED DECEMBER 31, 1996
                  BETWEEN THE REGISTRANT AND CORESTATES BANK, N.A.

July 17, 1997

Mr. Neil H. Landing, II
Chief Financial Officer
IBAH, Inc.
Four Valley Square
512 Township Line Road
Blue Bell, PA 19422

Re: New Financial Covenants

Dear Neil:

This letter is written in reference to the Amended and Restated Loan and Security Agreement dated 12/31/96 ("Agreement") between CoreStates Bank, N.A. (formerly Meridian Bank) ("Bank"), and IBAH, Inc., a Delaware corporation ("Debtor").

The Bank hereby amends and restates section 7.13 Financial Covenants (in its entirety) of the Agreement as of 7/1/97:

7.13 Financial Covenants: Debtor shall comply with the following at the
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respective times indicated:

(A)  Debtor Coverage Ratio: Debtor to maintain a minimum debt coverage ratio of
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1.35x (rolling for quarters) for the term of the loan(s). Covenant to be tested quarterly. Debt coverage ratio defined as net income less dividend plus depreciation/amortization dividend by current portion of long term debt and current portion of capital leases. For the periods ending 9/30/97; 12/31/97 and 3/31/98 the net income portion of the calculation will be annualized for the quarter or quarters elapsed. From 6/30/98, forward the calculation will be on a rolling four quarter basis.

(B)  Fund Debt Ratio: Debtor to maintain a minimum funded debt coverage ratio of
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1.25x for the term of the loan(s). Covenant to be tested quarterly. Funded debt ratio defined as cash and cash equivalents plus short-term investments plus billed accounts receivable divided by funded debt (short-term and long-term).

Sincerely,

/s/ Stasia H. Whiteman

Stasia H. Whiteman
Vice President

Accepted and agreed this 21st day of July, 1997.

IBAH, Inc.

By: /s/Neil H. Lansing, II
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    Neil H. Lansing, II
    Chief Financial Officer